EXHIBIT 99(A)
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INSILCO
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Excellence in Electronics and
Telecommunications Components                              FOR IMMEDIATE RELEASE
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                                  NEWS RELEASE
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INVESTORS:  MICHAEL R. ELIA     SR. VICE PRESIDENT & CFO         (614) 791-3117
MEDIA:      MELODYE DEMASTUS    MELROSE CONSULTING               (614) 771-0860



          INSILCO HOLDING CO. TO UTILIZE 30-DAY GRACE PERIOD UNDER BOND
                INDENTURE WHILE EVALUATING STRATEGIC ALTERNATIVES

-PROVIDES LIQUIDITY UPDATE, ALL BUSINESS OPERATIONS TO CONTINUE ON NORMAL BASIS-

COLUMBUS, OHIO - FEBRUARY 15, 2002 -- INSILCO HOLDING CO. (OTC BULLETIN BOARD:
INSL) said today that in connection with its earlier decision to seek outside assistance in the review of its strategic alternatives, the Company will utilize the 30-day grace period under the indenture governing its 12% Senior Subordinated Notes due 2007, and will not make its scheduled $7.2 million interest payment due February 15, 2002. The failure to make the required interest payment within the 30-day grace period will create an event of default under the indenture governing the notes and the senior credit facility.

Further, the Company will seek formation of an ad hoc committee of its note holders to participate in discussions with Insilco and its senior secured lenders concerning Insilco's strategic alternatives, including a consensual restructuring of its capital structure. As with any negotiation, no assurance can be given as to when and if the Company will succeed in concluding any such agreement with its stakeholders.

Insilco currently has approximately $24 million in cash and cash equivalents. The Company emphasized that all of its business units are operating, and will continue to operate, as usual. Moreover, the Company stated that its financial resources currently enable it to pay in a timely manner all the operating and trade obligations associated with conducting its businesses.

David A. Kauer, President and CEO of Insilco, said, "We currently have the resources to continue providing our customers with the high quality products and services to which they are accustomed, and we are committed to all current and future projects.

"Our core businesses remain sound. However, the cyclical weakness in our primary markets has created a challenge for the Company given its current capital structure, which entails substantial debt-servicing at the corporate level. To assist the Company in evaluating the best way to address this situation, we recently sought the assistance of financial advisors. Insilco and our advisors look forward to working with the Company's senior secured lenders and note holders to develop a capital structure that will allow Insilco to capitalize on our strong customer relationships, broad product line and global operating presence when our primary markets rebound," he concluded.

                                     -more-
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Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies,
Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components.

Insilco maintains more than 1.5 million square feet of manufacturing space and has 21 locations throughout the United States, Canada, Mexico, China, Northern Ireland, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at WWW.INSILCO.COM or WWW.INSILCOTECHNOLOGIES.COM.

THE STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS MAY BE DEEMED FORWARD LOOKING STATEMENTS, AND, AS SUCH, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS WITH RESPECT TO: THE FORMATION OF AN AD HOC COMMITTEE OF NOTE HOLDERS, DISCUSSIONS WITH THE NOTE HOLDERS AND SENIOR SECURED LENDERS REGARDING THE COMPANY'S STRATEGIC ALTERNATIVES, CURRENT BUSINESS OPERATIONS AND FINANCIAL RESOURCES, FUTURE PROJECTS, AND THE DEVELOPMENT OF AN APPROPRIATE CAPITAL STRUCTURE. IT IS IMPORTANT TO NOTE THAT RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD CAUSE RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: THE COMPANY'S ABILITY TO OBTAIN A CONSENSUAL AGREEMENT AMONG THE STAKEHOLDERS TO A RESTRUCTURING OF ITS CAPITAL STRUCTURE, AND THE TIMING THEREOF, THE MARKET CONDITIONS FOR OUR BUSINESS, AND OTHER FACTORS WHICH COULD NEGATIVELY IMPACT OUR OPERATING RESULTS. FURTHER INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AND SUBSEQUENT REPORTS ON FORM 10-Q. COPIES OF THESE FILINGS MAY BE OBTAINED BY CONTACTING THE COMPANY OR THE SEC.

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